Exhibit 99.1

PERINI ANNOUNCES EXECUTIVE APPOINTMENTS

FRAMINGHAM, Mass.--March 23, 2009--Perini Corporation (NYSE: PCR), a leading building, civil construction and construction management company, today announced several key executive appointments across the Company’s existing senior leadership team that will further enable Perini to integrate its businesses across industry sectors and geographic locations, share resources across the organization and leverage its existing talent.

The executive appointments below are effective immediately.

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Robert Band will continue to serve as President of Perini Corporation. In addition, Band will assume the title of CEO of the Management Services Group, which includes Perini Management Services, Inc., where he has been President since 1996. Band joined Perini in 1973 and has held several operating and financial positions during his career with the Company.

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Kenneth Burk will continue to serve as Chief Financial Officer and will assume the title of Executive Vice President, Chief Financial Officer. He will also be responsible for Human Resources, Information Systems and Investor Relations. Burk joined Perini in 2007 as Senior Vice President, Chief Financial Officer. Previously, Burk was President and CEO of Union Switch & Signal.

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James (“Jack”) Frost as Executive Vice President and CEO of Perini’s Civil Group. Frost, who joined Tutor-Saliba Corporation in 1988, was most recently Executive Vice President and Chief Operating Officer of Tutor-Saliba. In his new position, all civil operations of Perini will report to him, including Tutor-Saliba, Perini Civil Construction, Cherry Hill Construction and Black Construction.

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Mark Caspers as Executive Vice President and CEO of Perini’s Building Group. Caspers began working at Perini Building Company in 1982 and was most recently President and Chief Operating Officer of Perini Building Company. All of Perini’s building companies will report to Caspers including Perini Building Company, Rudolph & Sletten, Inc., Keating Building Corporation and James A. Cummings, Inc.

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William Sparks as Executive Vice President, Treasurer and Corporate Secretary of Perini Corporation. Sparks joined Tutor-Saliba Corporation in 1995 as Senior Vice President and Chief Financial Officer. Sparks will also assume responsibilities for Risk Management for Perini.

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Steve Meilicke as Vice President, Corporate Controller. Meilicke began working at Perini in January 2009. Prior to joining Perini, Meilicke was Finance Manager for a division of General Electric’s real estate group in California; and previously was Senior Audit Manager for Deloitte & Touche’s Real Estate and Construction Group.

Commenting on the appointments, Chairman and CEO Ronald N. Tutor said: “While we continue to enjoy our leadership position in the building construction markets, we recognize the importance of focusing and aligning our businesses to pursue markets with the best long-term growth potential, especially in civil construction, which we see as the primary growth engine in the future.”

Tutor added: “At Perini, we are fortunate to have some of the most talented executives in our industry who have helped make this Company stronger and more resilient, while positioning the Company to take full advantage of opportunities in all of our market segments. These executives will be leading this Company as we execute our strategy to become a premier national player in civil construction and to maintain our leadership position in the building industry.”

About Perini Corporation

Perini Corporation is a leading construction services company offering diversified general contracting, construction management and design/build services to private clients and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large complex projects on time and within budget while adhering to strict quality control measures.

We offer general contracting, pre-construction planning and comprehensive project management services, including the planning and scheduling of the manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including sitework, concrete forming and placement, steel erection, and electrical and mechanical, plumbing and HVAC. We are known for our hospitality and gaming industry projects, municipal offices, sports and entertainment, educational, transportation, healthcare, biotech, pharmaceutical and high-tech facilities, as well as large and complex civil construction projects and construction management services to U.S. military and government agencies.

Kekst and Company

Douglas Kiker, 212-521-4800

or

Perini Corporation

Kenneth R. Burk, 818-362-8391

Executive Vice President & Chief Financial Officer